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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Channelhealth Selected Historical Financial Data" and "Experts" and to the use of our report dated September 20, 2000, with respect to the financial statements of the Physician Channel business of Channelhealth Incorporated included in the proxy statement/prospectus of Allscripts, Inc. that is made a part of the Registration Statement (Form S-4) filed by Allscripts Holding, Inc. for the registration of its common stock.

                                          /s/ Ernst & Young LLP

Boston, Massachusetts
November 6, 2000